EXHIBIT 99

SPS Commerce Reports First Quarter 2014 Financial Results

Company Delivers 22% Revenue Growth and 23% Recurring Revenue Growth Over 2013

MINNEAPOLIS, April 24, 2014 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq:SPSC), a leading provider of on-demand supply chain management solutions, today announced financial results for the first quarter ended March 31, 2014.

Revenue in the first quarter of 2014 was $28.9 million, a 22% increase from the first quarter of 2013. Recurring revenue grew 23% from the first quarter of 2013.

Net income in the first quarter of 2014 was $373,000 or $0.02 per diluted share, compared to net income of $199,000, or $0.01 per diluted share, in the first quarter of 2013. Non-GAAP net income per diluted share was $0.14, compared to non-GAAP net income per diluted share of $0.12 in the first quarter of 2013. Adjusted EBITDA for the first quarter of 2014 increased 34% to $3.9 million, compared to the first quarter of 2013.

"We had a great start to the year," said Archie Black, President and CEO of SPS Commerce. "We sit at the forefront of the omnichannel evolution as retailers seek to deliver a seamless experience for consumers across multiple channels. This added complexity in the retail ecosystem requires greater collaboration between retailers and suppliers, creating a huge opportunity for SPS Commerce. Looking to the rest of the year, we are excited about our leadership position. We will remain focused on execution, while continuing to innovate around our platform and take advantage of our powerful network effect."

"We continue to execute across all areas of our business, highlighted by 23% recurring revenue growth," said Kim Nelson, Chief Financial Officer. "We have a large market opportunity in front of us and we'll continue to make investments in the business while also demonstrating incremental margin expansion."

Guidance

For the second quarter of 2014, revenue is expected to be in the range of $30.3 to $30.8 million. Second quarter net income per diluted share is expected to be in the range of  $0.02 to $0.03 with fully diluted weighted average shares outstanding of approximately 16.8 million shares. Non-GAAP net income per diluted share is expected to be in the range of $0.14 to $0.15. Adjusted EBITDA is expected to be in the range of $4.0 to $4.2 million. Non-cash, share-based compensation expense is expected to be approximately $1.3 million.

For the full year of 2014, revenue is expected to be in the range of $125.5 to $126.5 million, representing 20% to 21% growth over 2013. Full year net income per diluted share is expected to be in the range of $0.13 to $0.15 with fully diluted weighted average shares outstanding of approximately 16.9 million shares. Non-GAAP net income per diluted share is expected to be in the range of $0.62 to $0.64. Adjusted EBITDA is expected to be in the range of $16.9 to $17.5 million. Non-cash, share-based compensation expense is expected to be approximately $5.5 million.

Quarterly Conference Call

SPS Commerce will discuss its quarterly results today via teleconference at 3:30 p.m. Central Time (4:30 p.m. Eastern Time). To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, with Conference ID# 21237758 at least five minutes prior to the 3:30 p.m. CT start time. A live webcast of the call will also be available at investors.spscommerce.com under the Events and Presentations menu.   The replay will also be available on our website at investors.spscommerce.com.

About SPS Commerce

SPS Commerce perfects the power of trading partner relationships with the industry's most broadly adopted retail cloud services platform. As a leader in cloud-based supply chain management solutions, we provide prewired, proven integrations and comprehensive retail performance analytics to thousands of customers worldwide. With a singular focus on the retail marketplace, we revolutionized traditional EDI systems by developing a platform that enables highly cost-effective and reliable trading partner collaboration. SPS Commerce, headquartered in Minneapolis, has achieved 53 consecutive quarters of revenue growth. For additional information, please contact SPS Commerce at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, and RETAIL UNIVERSE are marks of SPS Commerce, Inc. and registered in the U.S. Patent and Trademark Office. INFINITE RETAIL POWER, SPS, SPS logo and others are further marks of SPS Commerce, Inc. These marks may be registered or otherwise protected in other countries.

Use of Non-GAAP Financial Measures

To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses and planning purposes. It uses Adjusted EBITDA for purposes of determining executive and senior management incentive compensation. These measures are also presented to the company's board of directors.

EBITDA consists of net income plus depreciation and amortization, interest expense, interest income, income tax (benefit) expense and other adjustments as necessary for a fair presentation. Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense. SPS Commerce uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from operating results the impact of the company's capital structure. SPS Commerce believes Adjusted EBITDA is useful to an investor in evaluating the company's operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company's capital structure and the method by which assets were acquired.

Non-GAAP net income per share consists of net income plus non-cash, stock-based compensation expense and amortization expense related to intangible assets divided by the weighted average number of shares of common stock outstanding during each period. SPS Commerce believes non-GAAP net income per share is useful to an investor because it is widely used to measure a company's operating performance.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the second quarter and full year of 2014, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2013, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except share amounts)

	March 31,	December 31,
	2014	2013

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 134,603	$ 131,294
Accounts receivable, less allowance for doubtful accounts of $233 and $237, respectively	12,166	11,611
Deferred costs, current	9,539	9,048
Deferred income taxes, current	1,272	1,272
Prepaid expenses and other current assets	2,797	2,850
Total current assets	160,377	156,075

PROPERTY AND EQUIPMENT, net	9,479	9,922
GOODWILL	25,487	25,487
INTANGIBLE ASSETS, net	16,365	17,082
OTHER ASSETS
Deferred costs, net of current portion	3,957	3,684
Deferred income taxes, net of current portion	10,697	10,870
Other non-current assets	197	210
	$ 226,559	$ 223,330

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$ 2,243	$ 1,798
Accrued compensation and benefits	7,694	7,981
Accrued expenses and other current liabilities	3,069	2,801
Deferred revenue, current	6,493	6,335
Total current liabilities	19,499	18,915

OTHER LIABILITIES
Deferred revenue, less current portion	9,201	8,785
Deferred rent	2,762	2,857
Total liabilities	31,462	30,557

COMMITMENTS and CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	--	--
Common stock, $0.001 par value; 55,000,000 shares authorized; 16,182,693 and 16,092,121 shares issued and outstanding, respectively	16	16
Additional paid-in capital	241,500	239,549
Accumulated deficit	(46,419)	(46,792)
Total stockholders' equity	195,097	192,773
	$ 226,559	$ 223,330

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013

Revenues	$ 28,939	$ 23,752
Cost of revenues	9,255	7,066
Gross profit	19,684	16,686
Operating expenses
Sales and marketing	10,884	9,225
Research and development	2,974	2,503
General and administrative	4,511	4,047
Amortization of intangible assets	717	717
Total operating expenses	19,086	16,492
Income from operations	598	194
Other income (expense)
Interest income	49	23
Other expense	(56)	(84)
Total other expense, net	(7)	(61)
Income before income taxes	591	133
Income tax (expense) benefit	(218)	66
Net income	$ 373	$ 199

Net income per share
Basic	$ 0.02	$ 0.01
Diluted	$ 0.02	$ 0.01

Weighted average common shares used to compute net income per share
Basic	16,155	14,884
Diluted	16,830	15,564

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Three Months Ended
	March 31,
	2014	2013

Cash flows from operating activities
Net income	$ 373	$ 199
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	173	(72)
Depreciation and amortization of property and equipment	1,304	1,171
Amortization of intangible assets	717	717
Provision for doubtful accounts	157	80
Stock-based compensation	1,339	924
Changes in assets and liabilities
Accounts receivable	(712)	72
Deferred costs	(764)	(778)
Prepaid expenses and other current assets	66	2,831
Accounts payable	445	177
Accrued compensation and benefits	(287)	659
Accrued expenses and other current liabilities	255	214
Deferred rent	(82)	--
Deferred revenue	574	355
Net cash provided by operating activities	3,558	6,549
Cash flows from investing activities
Purchases of property and equipment	(861)	(1,089)
Net cash used in investing activities	(861)	(1,089)
Cash flows from financing activities
Net proceeds from exercise of options to purchase common stock	587	1,049
Excess tax benefit from exercise of options to purchase common stock	25	--
Net cash provided by financing activities	612	1,049
Net increase in cash and cash equivalents	3,309	6,509
Cash and cash equivalents at beginning of period	131,294	66,050
Cash and cash equivalents at end of period	$ 134,603	$ 72,559

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013

Net income	$ 373	$ 199
Depreciation and amortization of property and equipment	1,304	1,171
Amortization of intangible assets	717	717
Interest income	(49)	(23)
Income tax expense (benefit)	218	(66)

EBITDA	2,563	1,998
Stock-based compensation expense	1,339	924

Adjusted EBITDA	$ 3,902	$ 2,922

Net income	$ 373	$ 199
Stock-based compensation expense	1,339	924
Amortization of intangible assets	717	717

Non-GAAP income	$ 2,429	$ 1,840

Shares used to compute non-GAAP income per share
Basic	16,155	14,884
Diluted	16,830	15,564

Non-GAAP income per share
Basic	$ 0.15	$ 0.12
Diluted	$ 0.14	$ 0.12
CONTACT: Investor Relations
         The Blueshirt Group
         Stacie Bosinoff
         Nicole Gunderson
         SPSC@blueshirtgroup.com
         415-217-7722

         Kay Rindels
         SPS Commerce
         866-245-8100
         krindels@spscommerce.com